SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT


                  PURSUANT TO SECTION 13 OR 15 (d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): September 17, 2001


                             Banner Corporation
                             ------------------
           (Exact name of registrant as specified in its charter)


       Washington                   0-26584                    91-1632900
---------------------------       ----------                ----------------
State or other jurisdiction       Commission                (I.R.S. Employer
   of incorporation               File Number             Identification No.)

10 S. First Avenue, Walla Walla, Washington                       99362
-------------------------------------------                     --------
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number (including area code)  (509) 527-3636

                                Not Applicable
                                --------------
       (Former name or former address, if changed since last report)

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Item 5.  Other Events
---------------------

     On September 17, 2001, the Registrant announced that it has become aware of irregularities associated with a former senior lending officer. The irregularities include a check kiting scheme of a single commercial loan customer of Banner Bank, the Registrant's wholly-owned commercial bank, as well as activities designed to conceal credit weaknesses of several loan customers. The Registrant estimates the loss relating to the check kiting scheme is approximately $5.4 million, after tax. Further, as a result of additional reviews of specific loan customers, the Registrant expects to add an additional loan loss provision of approximately $1.3 million, after tax, for the quarter ended June 30, 2001.

     While the Company continues to aggressively pursue collection of the check kiting loss from the customer, there is also the possible recovery from insurance policies. The recovery process is expected to require an extended period of time to resolve.

     For further information, reference is made to the Registrant's press release dated September 17, 2001, which is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

     Exhibit
     -------

      99    Press Release dated September 17, 2001.

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                                SIGNATURES
                                ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    BANNER CORPORATION



DATE: September 18, 2001            By: /s/Gary Sirmon
                                        ------------------------------
                                        Gary Sirmon
                                        President


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                                Exhibit 99

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                                                  Contact:   Gary Sirmon,
                                                             President and CEO
                                                             (509) 527-3636

               BANNER CORPORATION DISCOVERS IRREGULARITIES
               -------------------------------------------

WALLA WALLA, WA - September 17, 2001 --- Banner Corporation (NASDAQ: BANR) announced that it has become aware of irregularities associated with a former senior lending officer. The irregularities include a check kiting scheme of a single commercial loan customer of Banner Bank, as well as activities designed to conceal credit weaknesses of several loan customers. The Company estimates the loss relating to the check kiting scheme is approximately $5.4 million, after tax. Further, as a result of additional reviews of specific loan customers, the Company expects to add an additional loan loss provision of approximately $1.3 million, after tax, for the quarter ended June 30, 2001. Using preliminary revised figures, non-performing assets as a percentage of total assets as of June 30, 2001, will increase from 0.47% to approximately 0.56%. The Bank continues to investigate these matters and it is likely that these losses will result in restatement to prior financial statements.

While the Company continues to aggressively pursue collection of the check kiting loss from the customer, there is also the possible recovery from insurance policies. The recovery process is expected to require an extended period of time to resolve.

The Company has examined all deposit accounts with more than a minimal negative balance and believes it does not have a risk of additional material check kiting losses at this time. The Company believes its policies and procedures regarding prevention and detection of check kiting have met industry standards. However, it has developed and implemented additional procedures to detect check kiting that it believes will further reduce the risk of future check kiting losses. Employee training regarding the additional procedures has begun.

Banner Corporation is the parent of Banner Bank, a Washington state chartered commercial bank. It operates a total of 38 branch offices and six loan offices in 18 counties in Washington, Oregon and Idaho.

Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond the Company's control and might cause actual results to differ materially from the expectations and stated objectives. These factors include but are not limited to: the amount of the loss that may be incurred from the check kiting and credit manipulation issues discussed above and the amount of insurance proceeds that are received by the Company. Banner undertakes no responsibility to update or revise any forward-looking statements.

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